Exhibit 10.27

Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the company treats as private or confidential.

CONFIDENTIAL

FIRST AMENDMENT TO CONFIDENTIAL DISCLOSURE AGREEMENT

DATED 22 SEPTEMBER 2016

This First Amendment (the “Amendment”) to the Confidential Disclosure Agreement, dated 22 September 2016 (the “Agreement”), between ABT Innovations (“COMPANY”) and iFyber LLC (“IFYBER”), is entered into as of 18 May 2021.

WHEREAS, COMPANY and IFYBER agree to extend the exchange period for a further five (5) years;

NOW THEREFORE, in consideration of the mutual promises and other considerations stated herein, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	The parties agree that Paragraph 11 of the Agreement is amended and restated as follows:

11. Term. This agreement will terminate 17 May 2026. Either party may terminate this agreement at any time upon thirty (30) days written notice to the other party; provided, each party’s obligations under this agreement survive from the date of expiration or termination of this Agreement for a period of five (5) years.

2.	Except as modified above, the Agreement remains unchanged and is in full force and effect.

Agreed and accepted, as of the date written above, by:

COMPANY		IFYBER

By:		By:
Name:	Mike Graw	Name:	Gregory A. Mouchka
Title:	CEO	Title:	President
	ABT Innovations		iFyber LLC

Date:	June 23, 2021	Date:	24 Jun 2021

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